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     SERAGEN, INC., 97 South Street, Hopkinton, Massachusetts 01748


                                                               EXHIBIT 99.1

FOR IMMEDIATE RELEASE
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For more information, contact           Lora Maurer
                                        Seragen, Inc.
                                        Phone:         508-435-2331

                 SERAGEN ANNOUNCES LILLY SUPPORT IN RESTRUCTURING
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HOPKINTON, MA--April 9, 1997--Seragen, Inc. (Nasdaq:SRGN) announced today that
Seragen and Eli Lilly and Company have amended their prior agreements in order to enable Seragen to form additional partnerships and to assist Seragen in meeting certain financial obligations.

"Through this amendment, Lilly is helping us with one of a number of initiatives that we are undertaking to strengthen our company," said Seragen's chairman and CEO, Reed Prior. "Lilly has been and continues to be a highly supportive and responsive biotech partner."

The amendment confirms Lilly's commitment to develop, promote and distribute Seragen's lead molecule, Interleukin-2 (IL-2) Fusion Protein, for cutaneous T-cell lymphoma as long as Seragen continues to meet agreed clinical, financial and manufacturing objectives. Subject to certain limitations, Lilly has relinquished all other development and marketing rights to IL-2 Fusion Protein for non-cancer indications as well as rights to other Seragen molecules. Lilly has also agreed to assist Seragen in meeting certain third party payments. In exchange, Seragen has agreed to issue 1,000,000 shares of its common stock to Lilly in a private placement.

"Going forward, we believe it is important to structure additional partnerships to support further clinical trials and commercialization of our technology," explained Mr. Prior. "Before this amendment, Lilly had options for Seragen's other molecules and for IL-2 Fusion Protein in non-cancer indications, with the options exercisable only after we had conducted expensive 'confirmatory' Phase II trials at our own cost. With Lilly's help, we now have greater opportunity to pursue other partnerships."

"Lilly's amendment also assists us in meeting certain immediate financial obligations," Mr. Prior added.

"We are continuing to work closely with Lilly toward submitting an application for our first cancer product approval," said Seragen president, Jean Nichols, Ph.D. "Our relationship with Lilly is collaborative and positive, and we appreciate their continued support."

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Seragen Announces Lilly Support in Restructuring / page 2 of 2

Seragen is a biopharmaceutical company developing a proprietary portfolio of therapeutic products. The company's unique receptor-active proteins consist of a toxin fragment genetically fused to a hormone, or growth factor, that targets specific receptors on the surface of disease-causing cells.

Seragen's current focus is on cancer and dermatology. The company's most advanced product, IL-2 Fusion Protein, is in Phase III clinical trials for cutaneous T-cell lymphoma, in collaboration with Lilly. Seragen is independently conducting clinical trials of the same product for psoriasis. A second product, EGF Fusion Protein, is currently in a Phase I/II clinical trial for non-small cell lung cancer.



Safe Harbor Information
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Some of the statements contained in this document are forward-looking, including statements relating directly or by implication to the Company's products, operations, strategic partnerships, and ability to fund its operations. These statements are based on current expectations and involve a number of uncertainties and risks, including (but not limited to) the Company's ability to proceed with successful development, testing, and licensing of its products and the Company's ability to enter into additional strategic partnerships and other collaborative arrangements on satisfactory terms. For further information, refer to the "Business Outlook" section in the Company's Form 10-K as filed with the Securities and Exchange Commission. Actual results may differ materially from such expectations.

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